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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



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                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): April 21, 2003



                             SIGNATURE EYEWEAR, INC.
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             (Exact Name of Registrant as Specified in its Charter)




        California                  0-23001                      95-3876317
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(State or Other Jurisdiction      (Commission                 (I.R.S. Employer
     of Incorporation)            File Number)               Identification No.)




                              498 North Oak Street
                               Inglewood, CA 90302
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                    (Address of Principal Executive Offices)



                                 (310) 330-2700
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                         (Registrant's Telephone Number)



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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

     Signature Eyewear, Inc. (the "Company") completed a recapitalization effective as of April 21, 2003. The principal elements of the recapitalization included the following:

     1. Credit Facility with Home Loan and Investment Company. The Company obtained a $3.5 million credit facility from Home Loan and Investment Company ("HLIC"). The credit facility includes a $3,000,000 term loan and a $500,000 revolving line of credit and is secured by all of the assets of the Company. The term loan bears interest at a rate of 10% per annum, is payable interest only for the first year with payments of principal and interest on a 10-year amortization schedule commencing the second year, and is due and payable in April 2008. The revolving credit facility bears interest at a rate of 1% per month, payable monthly, with all advances subject to approval of HLIC, and is due and payable in April 2008. The Company must maintain inventory, accounts receivable and cash of not less than $7,000,000. In addition, the Company must comply with certain other covenants, including that it may not, without the consent of HLIC, incur any additional debt, engage in any merger or acquisition, or pay any dividends or make any distributions to shareholders other than stock dividends. The Company may prepay the credit facility without premium or penalty. The Company also purchased a $250,000 debenture issued by HLIC which is additional collateral for the credit facility. The debenture bears interest at 3% per annum, adjusted annually to the one-year debenture rate offered by HLIC. Additional credit enhancement for the credit facility is a $1,250,000 letter of credit issued in favor of HLIC by a commercial bank. As further consideration for the credit facility, the Company issued to HLIC five-year warrants to purchase 100,000 shares of Common Stock for $0.67 per share.

     2. Issuance of Preferred Stock. The Company created a new series of preferred stock, designated "Series A 2% Convertible Preferred Stock" (the "Series A Preferred"), and issued 1,200,000 shares to Bluebird Finance Limited, a British Virgin Islands corporation ("Bluebird"), for $800,000, or $0.66 2/3 per share. The Series A Preferred provides for cumulative dividends at the rate of 2% per annum payable in cash or additional shares of Series A Preferred and has a liquidation preference equal to its original purchase price plus accrued and unpaid dividends. The Company has the right to redeem the Series A Preferred commencing April 2005 at the liquidation preference plus accrued and unpaid dividends plus a premium of $450,000. The Company must redeem the Series A Preferred upon certain changes of control (as defined) to the extent the Company has the funds legally available therefor, at the same redemption price, unless the change of control occurs before April 2005, in which event the premium is 10% of either the consideration received by the Company's shareholders or the market price, as applicable. The Series A Preferred is convertible into Common Stock on a share-for-share basis (subject to adjustment for stock splits, stock dividends and similar events) at any time commencing May 2005. The holders of the Series A Preferred have no voting rights except as required by law, provided, however, that at any time two dividend payments are not paid in full, the Board of Directors will be increased by two and the holders of the Series A Preferred, voting as a single class, will be entitled to elect the additional directors. Bluebird received demand and piggyback registration rights for the shares of Common Stock into which Series A Preferred may be converted.


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     3. Bluebird Credit Facility. The Company obtained from Bluebird a credit facility of up to $4,150,000 secured by the assets of the Company. The credit facility includes a revolving credit line in the amount of $2,900,000 and support for the $1,250,000 letter of credit securing the HLIC credit facility. The loan bears interest at the rate of 5% per annum, payable annually for the first two years, with payments of principal and interest on a 10-year amortization schedule commencing in the third year, and is due and payable in April 2013. Bluebird's loan commitment will be reduced by $72,000 in July 2005 and by the same amount every three months thereafter. This loan is subordinate to the HLIC credit facility. The Company must comply with certain covenants including among others that without the consent of Bluebird it may not make any acquisition or investment in excess of an aggregate of $150,000 each fiscal year outside the ordinary course of business, or enter into any merger or similar reorganization.

     4. Retirement of Bank Credit Facility. The Company retired its bank credit facility with City National Bank which had been in default since September 30, 2000.

     5. Retirement of Obligations to Frame Vendor. The Company retired its obligations to a frame vendor in the aggregate amount of approximately $5,813,321 (some of which were assumed in connection with the Company's acquisition of California Design Studio in 1999) for a payment of $2,475,000 to Dartmouth Commerce of Manhattan, Inc. ("Dartmouth Commerce"), the assignee of such obligations.

     6. Reduction in Trade Payables and Restructuring of Equipment Lease. The Company retired $775,000 of trade payables for approximately $372,000. In addition, the Company purchased its leased computer system for a five-year $750,000 note bearing interest at 4% per annum payable $13,000 per month with a balloon payment upon maturity, thereby terminating the lease with aggregate future obligations of approximately $1.7 million.

     7. Sale of Stock by Weiss Family Trust. The Weiss Family Trust, the principal shareholder of the Company, sold all of the shares of the Common Stock of the Company which it held (2,075,337 shares, representing approximately 37% of the outstanding Common Stock of the Company) for $0.012 per share. Dartmouth Commerce purchased 1,600,000 shares and Michael Prince purchased 475,337 shares. Dartmouth Commerce, which is wholly owned by Richard M. Torre, is now the largest shareholder of the Company holding approximately 28.7% of the outstanding Common Stock of the Company. Dartmouth Commerce has agreed with Bluebird that until April 2008 it will not sell or transfer any of these shares without the prior consent of Bluebird.

     8. Management and Board Changes. Bernard L. Weiss resigned as Chairman of the Board, Director and Chief Executive Officer, positions he held since founding the Company in 1983. Richard M. Torre was appointed as Director and Chairman of the Board and Ted Pasternack and Edward Meltzer were appointed as Directors. In addition, Michael Prince was named Chief Executive Officer and President. The Company is searching for a new Chief Financial Officer, a position Prince will continue to fill until his replacement is hired. The Company has also entered into a three-year consulting agreement with Dartmouth Commerce for compensation of $55,000 per year.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     The following documents are being filed with this statement as exhibits and are incorporated herein by reference:

     3.1 Certificate of Determination of Series A 2% Convertible Preferred Stock of Signature Eyewear, Inc., filed April 21, 2003 with the California Secretary of State.

     4.1 Form of Series A 2% Convertible Preferred Stock Certificate.

     10.1 Agreement dated April 21, 2003: US$4,150,000 Credit Facility for Signature Eyewear, Inc. provided by Bluebird Finance Limited; Security Agreement dated April 21, 2003 between Signature Eyewear, Inc. as Debtor and Bluebird Finance Limited as Secured Party.

     10.2 Stock Purchase Agreement dated April 21, 2003 between Bluebird Finance Limited and Signature Eyewear, Inc.

     10.3 Loan and Security Agreement, dated April 21, 2003, between Signature Eyewear, Inc. and Home Loan and Investment Company; Revolving Credit Promissory Note, dated April 21, 2003, in the principal amount of $500,000; Promissory Note, dated April 21, 2003, in the principal amount of $3,000,000;

     10.4 Subordination Agreement, dated April 21, 2003, among Bluebird Finance Limited, Signature Eyewear, Inc. and Home Loan and Investment Company.

     10.5 Warrants, dated April 21, 2003, issued to Home Loan and Investment Company.







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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



April 28, 2003                                   SIGNATURE EYEWEAR, INC.



                                                 By: /s/ Michael Prince
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                                                     Michael Prince
                                                     Chief Executive Officer
















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                                  EXHIBIT INDEX
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3.1  Certificate of Determination of Series A 2% Convertible Preferred Stock of
     Signature Eyewear, Inc., filed April 21, 2003 with the California Secretary of State.

4.1  Form of Series A 2% Convertible Preferred Stock Certificate.

10.1 Agreement dated April 21, 2003: US$4,150,000 Credit Facility for Signature Eyewear, Inc. provided by Bluebird Finance Limited; Security Agreement dated April 21, 2003 between Signature Eyewear, Inc. as Debtor and Bluebird Finance Limited as Secured Party.

10.2 Stock Purchase Agreement dated April 21, 2003 between Bluebird Finance Limited and Signature Eyewear, Inc.

10.3 Loan and Security Agreement, dated April 21, 2003, between Signature Eyewear, Inc. and Home Loan and Investment Company; Revolving Credit Promissory Note, dated April 21, 2003, in the principal amount of $500,000; Promissory Note, dated April 21, 2003, in the principal amount of $3,000,000;

10.4 Subordination Agreement, dated April 21, 2003, among Bluebird Finance Limited, Signature Eyewear, Inc. and Home Loan and Investment Company.

10.5 Warrants, dated April 21, 2003, issued to Home Loan and Investment Company.